                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or
                  Section 240.14a-12


                           STUART ENTERTAINMENT, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                   __________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

                 1) Title of each class of securities to which transaction applies:
                 2) Aggregate number of securities to which transaction applies:
                 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                 4)       Proposed maximum aggregate value of transaction:
                 5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)       Amount Previously Paid:
                 2)       Form, Schedule or Registration Statement No.:
                 3)       Filing Party:
                 4)       Date Filed:

STUART ENTERTAINMENT, INC.


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 1995 Annual Meeting of Stockholders of Stuart Entertainment, Inc. (the "Company") to be held at 10:00 a.m. local time on October 5, 1995 at the Red Lion Hotel, 1616 Dodge Street, Omaha, Nebraska 68102.

         At the Annual Meeting you are being asked to elect directors and to ratify the Board of Directors' selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1995.

         You are urged to vote your Proxy even if you currently plan to attend the Annual Meeting. Please remember to sign and date the proxy card; otherwise, it is invalid. Returning your Proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

                                                   Sincerely,

                                               /s/ Leonard A. Stuart
                                                   Leonard A. Stuart, Chairman
August 31, 1995

                           STUART ENTERTAINMENT, INC.
                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 5, 1995


         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Meeting") of Stuart Entertainment, Inc. (the "Company") will be held at the Red Lion Hotel, 1616 Dodge Street, Omaha, Nebraska 68102 on October 5, 1995 at 10:00 a.m. local time, for the following purposes:

                 1.       To elect six directors to the Board of Directors.

                 2. To ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1995.

                 3. To transact such other business as may properly come before the Meeting and at any and all adjournments, postponements or continuations thereof.

         Only stockholders of record at the close of business on August 31, 1995 are entitled to notice of and to vote at the Meeting or any postponements, continuations or adjournments thereof.

         You are cordially invited and urged to attend the Meeting. All stockholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of proxy (the "Proxy") and return it promptly in the envelope provided for that purpose. By returning your Proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Stockholders who attend the Meeting may revoke a prior Proxy and vote in person as set forth in the Proxy Statement.

         THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

                                              By Order of the Board of Directors


                                          /s/ Michael A. Schalk
                                              Michael A. Schalk, Secretary

Council Bluffs, Iowa
Dated: August 31, 1995

                           STUART ENTERTAINMENT, INC.
                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501
                                 (712) 323-1488

                        ------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 5, 1995

                        ------------------------------

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Stuart Entertainment, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Red Lion Hotel, 1616 Dodge Street, Omaha, Nebraska 68102 on October 5, 1995 at 10:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively, the "Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the Notice of Annual Meeting will be first mailed or given to the Company's stockholders on or about September 6, 1995.

         Because many of the Company's stockholders may be unable to attend the Meeting in person, the Board solicits proxies by mail to give each stockholder an opportunity to vote on all matters presented at the Meeting. Stockholders are urged to: (i) read this Proxy Statement carefully; (ii) specify their choice in each matter by marking the appropriate box on the enclosed Proxy card; and (iii) sign, date and return the Proxy card by mail in the postage paid, return addressed envelope provided for that purpose.

         All shares of the Company's common stock, $.01 par value per share (the "Shares") represented by properly executed and valid Proxies received in time for the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, Shares represented by the Proxies will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the Company's address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Meeting to be effective.

                                     VOTING

         Only holders of record of Shares at the close of business on August 31, 1995 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. On the Record Date there were 6,694,715 Shares outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the Company's stockholders at the Meeting. The presence, in person or by proxy, of holders of a majority of Shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

         The Directors and officers (and their affiliates) of the Company held voting power, as of the Record Date, with respect to an aggregate of 4,527,422 Shares (approximately 68% of the outstanding Shares).

         The election of each director nominee requires the affirmative vote of a plurality of the Shares cast in the election of directors. An affirmative vote of a majority of the votes cast at the Meeting is required for all other items being submitted to the stockholders for their consideration.

         Votes cast by proxy will be tabulated by an automated system administered by the Company's transfer agent. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. Abstentions and broker non-votes are each included in the determination of the number of Shares present and voting. Each will be tabulated separately. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

BACKGROUND

         On December 13, 1994, the Company completed the acquisition (the "Acquisition") of Len Stuart & Associates Limited, an Ontario, Canada corporation ("LSA"). LSA's major asset was Bingo Press & Specialty Limited, an Ontario, Canada corporation ("Bazaar"), a major manufacturer of bingo supplies and related products in Canada. The Acquisition was completed pursuant to the terms of a Stock Purchase Agreement (the "LSA Agreement") entered into by and among the Company, 1089350 Ontario Inc., an Ontario, Canada corporation, Mr. Leonard A. Stuart, the Chairman of the Board ("Mr. Stuart"), and LSA. As a result of the Acquisition, the Company acquired all the issued and outstanding capital stock of LSA from Mr. Stuart, who at the time of the Acquisition owned all of the issued and outstanding stock of LSA and was the Chairman of the Board and Chief Executive Officer of the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

         To facilitate the financing of the Acquisition, the Company entered into a Securities Purchase Agreement (the "MLGA Agreement") with MLGA Fund II, L.P. ("MLGA Fund") and Bingo Holdings Inc. ("Bingo Holdings"). MLGA Fund and Bingo Holdings are affiliates of Morgan Lewis Githens & Ahn, Inc. ("MLGA"), an investment banking firm located in Greenwich, Connecticut. On December 13, 1994, pursuant to the MLGA Agreement, Bingo Holdings purchased 3,130,435 newly issued Shares and was issued warrants to purchase 775,000 Shares at an exercise price of $5.75 per share, for an aggregate purchase price of $18,000,000 (the "Equity Financing").

         The consummation of the Acquisition and the Equity Financing resulted in a change in control of the Company. Assuming the exercise of the MLGA Warrants, Bingo Holdings owns approximately 52% of the issued and outstanding Shares.

         Simultaneously with the completion of the Acquisition and the Equity Financing, all of the directors of the Company, with the exception of Mr. Stuart, resigned from the Board. Immediately thereafter, the Board was increased to six members and five new members were appointed to fill the
resulting vacancies.   The current members of the Board were selected as
directors pursuant to the terms of a Securityholders' Agreement (the "Securityholders Agreement") entered into among the Company, Mr. Stuart and Bingo Holdings. The Securityholders' Agreement provides that the Board will be comprised of up to nine members, three of whom Mr. Stuart may, but shall not be required to, designate for nomination, which in his sole discretion may include himself, four of whom Bingo Holdings may, but shall not be required to, designate for nomination, and two of whom may, but shall not be required to, be designated jointly by both Mr. Stuart and Bingo Holdings.

         The Board has nominated Mr. Leonard A. Stuart, Mr. Albert F. Barber, Mr. Timothy R. Stuart, Mr. Perry J. Lewis, Mr. Ira Starr and Mr. Sangwoo Ahn for election to the Board at the Meeting, to serve until the 1996 Annual Meeting of Stockholders or until their earlier resignation. Each nominee is currently a member of the Board. Each of the nominees has consented to be a nominee and to serve as a director if re-elected and it is intended that the Shares represented by properly executed Proxies will be voted for the election of the nominees except where authority to so vote is withheld. The Board has no reason to believe that any of the nominees will be unable to serve as directors or become unavailable for any reason. If, at the time of the Meeting, any of the nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote for such substituted nominee or nominees, if any, as such persons shall determine in his or her discretion.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS GRANT AUTHORITY FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

DIRECTORS

         The following table sets forth the name and age of each nominee for re-election, his principal occupation and business experience during the past five years, and the year of commencement of his term as a director of the Company.

                              PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST
                                              FIVE YEARS; OTHER                            DIRECTOR
      NAME AND AGE                               DIRECTORSHIPS                              SINCE
      ------------                               -------------                              -----
 Leonard A. Stuart        Chairman of the Board since prior to 1989 and President            1985
      (53)                from prior to 1989 to March 1989 and from January 1990 to
                          July 1992.  Chief Executive Officer of the Company until
                          December 1994.  Mr. Stuart has served as President of
                          Bazaar, a manufacturer and distributor of bingo products,
                          since prior to 1988.

 Albert F. Barber         Chief Executive Officer of the Company and Vice Chairman           1994
      (49)                of the Board since December 1994. Consultant to the
                          Company from June 1, 1994 to December 1994; President of
                          CNBC, NBC cable affiliate, from 1990 to 1994; Executive
                          Vice President and Chief Financial Officer of NBC from
                          1987 to 1990.  Mr. Barber served as President of GE
                          Railcar Services from 1984 to 1987.

 Timothy R. Stuart        President of the Company since July 1992; Executive Vice           1994
      (42)                President of the Company from October 1991 to July 1992;
                          Vice President Operations of the Company from March 1989
                          to October 1991 and General Manager of the Company from
                          prior to 1989 to March 1989.

 Perry J. Lewis           General Partner of MLGAL Partners, L.P. since 1982 and a           1994
      (57)                managing director of Morgan Lewis Githens & Ahn, Inc., an
                          investment banking firm, since 1982.  Mr. Lewis also
                          serves as a director of Quaker Fabric Corporation, Haynes
                          International, Inc., Aon Corporation, Mayflower Group,
                          Inc., Tyler Corporation and Broadcasting Partners, Inc.

 Ira Starr                General Partner of MLGAL Partners, L.P. and a managing             1994
      (36)                director of Morgan Lewis Githens & Ahn, Inc., an
                          investment banking firm, since 1994 and Vice President of
                          Morgan Lewis Githens & Ahn, Inc. since May 1988.  Mr.
                          Starr also serves as a director of Haynes International,
                          Inc. and Quaker Fabric Corporation.

 Sangwoo Ahn              General Partner of MLGAL Partners, L.P. and a managing             1994
      (57)                director of Morgan Lewis Githens & Ahn, Inc., an
                          investment banking firm, since 1982.  Mr. Ahn also serves
                          as a director of Kaneb Services, Inc., Kaneb Pipe Line
                          Partners, L.P., Haynes International, Inc., PAR Technology
                          Corp., Quaker Fabric Corporation and Broadcasting
                          Partners, Inc.


         Mr. Stuart and Timothy R. Stuart, President of the Company, are brothers. Messrs. Lewis, Starr and Ahn are general partners of MLGAL Partners, L.P. and managing directors of Morgan Lewis Githens & Ahn, Inc. which are affiliates of Bingo Holdings. There are no other affiliations between Mr. Stuart or Bingo Holdings and any designee named herein.

         At each annual meeting of stockholders, the successors to the directors whose terms then expire are elected to hold office for a term expiring at the next succeeding annual meeting. Each director holds office until his successor is elected and qualified.

BOARD AND COMMITTEE MEETINGS

         During 1994, the Board met six times. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during 1994; and (ii) the total number of meetings held by all Committees of the Board on which he served during 1994.

         AUDIT COMMITTEE. John W. Rich, Andrew P. Kerr and Richard S. Collins served on the Audit Committee from January 1, 1994 to December 13, 1994 but resigned as directors of the Company effective December 13, 1994 as a result of the Acquisition. The current members of the Audit Committee are Messrs. Lewis, Ahn and Starr. The Audit Committee's duties include the following: (i) making recommendations to the Board as to the selection of the firm of independent auditors; (ii) reviewing the results of the annual audit of the Company with the independent auditors and appropriate management representatives; (iii) reviewing with the independent auditors such major accounting policies of the Company as are deemed appropriate for review by the Audit Committee; and (iv) reporting to the Board at each meeting of the Board following a meeting of the
Audit Committee concerning the Audit Committee's activities.   The Audit
Committee met two times in 1994 with each director serving on the Audit Committee in attendance.

         INDEPENDENT DIRECTORS COMMITTEE. The Board had an Independent Directors Committee and its members were Messrs. Rich, Kerr and Collins. During 1994 the Independent Directors Committee met four times with each director serving on the Independent Directors Committee in attendance.

         COMPENSATION COMMITTEE. Messrs. Rich, Kerr and Collins served on the Compensation Committee from January 1, 1994 to December 13, 1994 but resigned as directors of the Company effective December 13, 1994 as a result of the Acquisition. The current members of the Compensation Committee are Messrs. Lewis, Ahn and Starr. The Compensation Committee performs the following duties: (i) considering and making recommendations to the Board and the officers of the Company with respect to the overall compensation policies of the Company; (ii) approving the compensation payable to all officers of the Company; (iii) reviewing proposed compensation of executives as provided in the Company's executive compensation plan; (iv) advising management on all other executive compensation matters as requested; and (v) reporting to the Board as and when appropriate with respect to all of the foregoing. The Compensation Committee did not meet in 1994.

         STOCK OPTION COMMITTEE. Messrs Rich, Kerr and Collins served on the Stock Option Committee from January 1, 1994 to December 13, 1994 but resigned as directors of the Company effective December 13, 1994 as a result of the Acquisition. The current members of the Stock Option Committee are Messrs. Lewis, Ahn and Starr. The Stock Option Committee administers and interprets the Company's various stock option plans and has authority to determine which persons shall be granted options under the stock option plans and the terms and conditions of the stock option grants. The Stock Option Committee met one time in 1994 with each director serving on the Stock Option Committee in attendance.

         The Board does not presently have a separate nominating committee, but develops nominations for the Board as a whole.

COMPENSATION OF DIRECTORS

         During 1994, the Company paid its independent directors an annual retainer of $12,000 plus $500 for attending each meeting or any committee thereof. All directors received reimbursement of travel expenses relating to the attendance of each meeting.

EXECUTIVE OFFICERS

         Information is set forth below regarding the executive officers of the Company, including their age, principal occupation during the last five years and the date each first became an executive officer of the Company.

                                                                                          EXECUTIVE OFFICER
 NAME                      AGE   PRESENT EXECUTIVE OFFICE                                OF REGISTRANT SINCE
 ----                      ---   ------------------------                                -------------------
 Leonard A. Stuart         53    Chairman of the Board since prior to 1989 and                   1986
                                 President from prior to 1989 to March 1989 and from
                                 January 1990 to July 1992.  Chief Executive Officer
                                 of the Company until December 1994.  Mr. Stuart has
                                 served as President of Bazaar, a manufacturer and
                                 distributor of bingo products, since prior to 1988.

 Albert F. Barber          49    Chief Executive Officer of the Company and Vice                 1994
                                 Chairman of the Board since 1994. Consultant to the
                                 Company from June 1, 1994 to December 1994;
                                 President of CNBC, NBC cable affiliate, from 1990
                                 to 1994; Executive Vice President and Chief
                                 Financial Officer of NBC from 1987 to 1990.  Mr.
                                 Barber served as President of GE Railcar Services
                                 from 1984 to 1987.

 Timothy R. Stuart         42    President since July 1992; Executive Vice President             1989
                                 from October 1991 to July 1992; Vice President
                                 Operations from March 1989 to October 1991; General
                                 Manager from prior to 1989 to March 1989.


 Clement F. Chantiam       36    Executive Vice President since November 1992; Vice              1989
                                 President Manufacturing from March 1989 to November
                                 1992; Plant Manager from prior to 1989 to March
                                 1989.

 Roy L. Lister             37    Executive Vice President since 1994.  Executive                 1994
                                 Vice President of Bazaar since August 1992.  Vice
                                 President of Operations for the Company from
                                 October 1991 to August 1992.

 Gary L. Loebig            47    Senior Vice President of Market and Product                     1991
                                 Development since January 1995.  Vice President
                                 Marketing and Regulatory Compliance from October
                                 1991 to January 1995; Director of Marketing and
                                 Regulatory Compliance from January 1990 to October
                                 1991; Branch General Manager from prior to 1989 to
                                 January 1990.

 Paul C. Tunink            36    Vice President Finance and Administration,                      1995
                                 Treasurer and Chief Financial Officer since April
                                 1995.  Division Vice President for Younkers, Inc.
                                 from April 1992 to April 1995.  Director of
                                 Corporate Accounting for Commtran Corp. from prior
                                 to 1989 to April 1992.

 Donald S. Kuzina          44    Vice President Electronic Sales and Development                 1991
                                 since October 1991; Director of Branch Operations
                                 from prior to 1989 to October 1991; Branch Manager
                                 from prior to 1989 to March 1989.

 Gary D. Phillips          41    Vice President of Gaming Ticket Operations since                1995
                                 January 1995.  Director of Manufacturing from
                                 September 1988 to January 1995.

 Robert P. McNeill         34    Vice President of Manufacturing since January 1995.             1995
                                 Director of Manufacturing for Bazaar from 1990 to
                                 January 1995.  Plant Manager for the Company from
                                 1984 to 1990.

 Michael A. Schalk         48    Corporate Secretary since January 1991.  Associate,             1991
                                 Frumkin, Shralow and Cerullo, P.C., and its
                                 predecessors from prior to 1989 to November 1990,
                                 when he joined the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer and any executive officer whose total annual salary and bonus exceeded $100,000 for the last fiscal year:

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                                  --------------------------------------     -----------------------------------
                 (A)                (B)           (C)             (D)                (E)                 (F)
          NAME AND PRINCIPAL                                                                          ALL OTHER
          ------------------                                                SECURITIES UNDERLYING   COMPENSATION
               POSITION             YEAR       SALARY ($)      BONUS ($)      OPTIONS/SARS (#)         ($) (1)
               --------             ----       ----------      ---------      ----------------         -------
      Leonard A. Stuart,            1994         195,833         0                    0                  0
      Chairman of the Board(3)      1993         175,833         0                    0                  0
                                    1992         200,000         0                    0                  0

      Albert F. Barber              1994           9,231       75,000              900,000            204,677(4)
      Chief Executive
      Officer(2)

      Timothy R. Stuart,            1994         116,200         0                    0                 2,304
      President                     1993         107,762         0                 15,000               2,153
                                    1992         101,447       10,000                 0                 3,343

      Clement F. Chantiam,          1994         116,100         0                    0                 2,304
      Executive Vice President      1993         108,837         0                 15,000               2,153
                                    1992         101,447       10,000                 0                 3,343
- ------------------

(1) The stated amounts are Company contributions to a defined contribution pension plan available to all Company employees.
(2) Mr. Barber has been Chief Executive Officer of the Company since December 13, 1994.
(3) Mr. Stuart served as Chief Executive Officer of the Company until December 13, 1994.
(4) Represents amounts paid to Mr. Barber while serving as a consultant to the Company during 1994.

         The foregoing compensation tables do not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer and of the group listed in the above table, which cannot be precisely ascertained but which is less than the lesser of (a) ten percent of the cash compensation paid to each such executive officer or to the group, respectively, or (b) $50,000 or $50,000 times the number of individuals in the group, as the case may be, is not included in such table.

                         OPTION/SAR GRANTS DURING 1994

                                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF STOCK
                                                                                              PRICE APPRECIATION FOR OPTION
                                                     INDIVIDUAL GRANTS                                   TERM(1)
                           --------------------------------------------------------------     -----------------------------
          (A)                 (B)                (C)               (D)            (E)         (F)        (G)          (H)
                           NUMBER OF         % OF TOTAL
                           SECURITIES       OPTIONS/SARS
                           UNDERLYING        GRANTED TO
                          OPTIONS/SARS      EMPLOYEES IN       EXERCISE OR     EXPIRATION
 NAME                         (#)          FISCAL YEAR(4)  BASE PRICE ($/SH)      DATE       5% ($)    10% ($)       0% ($)
 ----                     -------------    --------------  -----------------      ----       ------    -------       ------
 Leonard A. Stuart             0

 Albert F. Barber          100,000(2)            11%                5.00         7/26/04     396,500    924,500       50,000
                            50,000               66                 5.00        12/13/04      65,815    251,815         0
                           200,000(3)            22                10.00        12/13/04        0         7,260         0
                           250,000(3)            28                15.00        12/13/04        0          0            0
                           300,000(3)            33                20.00        12/13/04        0          0            0

 Timothy R. Stuart             0

 Clement F. Chantiam           0
- -----------------

(1) Potential realizable value is based on an assumption that the price of the Shares appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five-year option term for the non- qualified stock options and until the end of the ten-year option term for the incentive stock options. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) Options granted to Mr. Barber while serving as a consultant to the Company during 1994.
(3) One-half are currently exercisable and the remainder become exercisable on December 31, 1995.
(4)      Options granted to employees during fiscal 1994 totaled 900,000.

                    OPTION EXERCISE AND YEAR-END VALUE TABLE

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR END VALUES

             (A)                        (B)                   (C)                   (D)                       (E)
                                                                           NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                                                  OPTIONS            IN-THE-MONEY OPTIONS
                                                                                AT FY-END (1)            AT FY-END ($)(1)

                                  SHARES ACQUIRED        VALUE REALIZED         EXERCISABLE/             EXERCISABLE/
            NAME                  ON EXERCISE (#)             ($)              UNEXERCISABLE            UNEXERCISABLE
            ----                  ---------------        --------------        -------------            -------------
 Leonard A. Stuart                       0                     0                      10,000/0              20,000/0

 Albert F. Barber                        0                     0               525,000/375,000                   0/0

 Timothy R. Stuart                       0                     0                  33,000/5,000              49,135/0

 Clement F. Chantiam                   3,000                 8,250                28,500/5,000              38,375/0
- ----------------

(1) The closing sale price of the Shares on December 30, 1994 ($4.50) was used to calculate option value.

EMPLOYMENT AGREEMENTS

         LEONARD A. STUART. On December 13, 1994 the Company entered into an employment agreement (the "Stuart Agreement"), with Mr. Stuart, the Chairman of the Board. Pursuant to the Stuart Agreement, Mr. Stuart will be employed for a period of five years beginning December 13, 1994. The Stuart Agreement provides that after expiration of the initial employment term (the "Expiration"), Mr. Stuart's employment shall be automatically renewed on an annual basis, subject to termination as described below. Mr. Stuart will be paid an annual salary of $200,000 ("Annual Salary"). In addition, the Company shall reimburse him for 80% of the following expenses related to the operation of an office in Fort Lauderdale, Florida: rent for such office; salary and benefits for one administrative assistant; telephone; stationery; postage and similar items. He also will be entitled to participate in customary employee benefits programs maintained by the Company, including health, life, and disability insurance to the extent provided to other senior executives of the Company.

         The Company may terminate the Stuart Agreement at any time for cause and in such event, all of Mr. Stuart's rights to compensation would cease upon his termination. If the termination is without cause, the Company will pay to Mr. Stuart in addition to the amounts accrued in the respective periods prior to the termination, severance pay in an amount equal to the Annual Salary until the later of the Expiration or for one year after the termination of the Stuart Agreement. Mr. Stuart may also terminate the Stuart Agreement for "Good Reason" as in the Stuart Agreement. If Mr. Stuart terminates the Stuart Agreement for Good Reason, the Company will pay Mr. Stuart his Annual Salary and any benefits until the later of the Expiration or for one year after termination of the Stuart Agreement.

         ALBERT F. BARBER. The Company also entered into a consulting and employment agreement, dated June 1, 1994, with Albert F. Barber, the Chief Executive Officer and Vice Chairman of the Board (the "Barber Agreement").
From June 1, 1994 to December 13, 1994, Mr. Barber served as a consultant to the Company. On December 13, 1994, Mr. Barber was appointed Chief Executive Officer and elected Vice Chairman of the Board of the Company. Pursuant to the Barber Agreement, Mr. Barber will be employed until December 31, 1996. The Barber Agreement provides that Mr. Barber's employment shall be automatically extended indefinitely until either the Company or Mr. Barber terminates the Barber Agreement, at which time the Barber Agreement will terminate six months after such notice.

         Effective December 13, 1994, in his capacity as Vice Chairman and Chief Executive Officer, Mr. Barber will receive an annual base salary (the "Base Salary") of $300,000 to be increased to $330,000 beginning in 1996. In addition, Mr. Barber is eligible to receive a cash bonus (the "Bonus") for services rendered during each calendar year covered by the Barber Agreement pursuant to the following terms. Mr. Barber will be paid a bonus equal to 50% of the Base Salary when the Company's earnings before interest and income taxes ("EBIT") exceed the EBIT targeted amount (the "Targeted Amount"), as approved by the Board each year, and an additional increase of 10% of Base Salary to the extent EBIT equals or exceeds 105% of the EBIT Targeted Amount and an additional 2% to 4% of the Base Salary when the Company's EBIT exceeds 105% of the Targeted Amount by a specific percentage.

         In addition, Mr. Barber was granted options to purchase 900,000 Shares subject to various provisions relating to vesting and exercise price. The Company is required to reimburse Mr. Barber for all reasonable out-of-pocket expenses incurred by him in performing his duties and is also entitled to participate in customary employee benefit programs maintained by the Company.

         The Company may terminate Mr. Barber's employment at any time for cause and in such event, all of Mr. Barber's rights to compensation would cease upon his termination. If the termination is without cause, or as a result of a disability or death, the Company will pay Mr. Barber, in addition to amounts accrued in respective periods prior to the termination, his Base Salary for the greater of the period through December 31, 1996 or one year from the date of termination (or, in the case of death, the proceeds of a life insurance policy to be obtained by the Company on Mr. Barber's behalf), and the Bonus, prorated to the time of termination, in a lump sum to be payable at the time the Bonus for such calendar year would normally be paid. In the event Mr. Barber terminates his employment within 90 days of a change of control of the Company, Mr. Barber will continue to receive his Base Salary for two years from the date of such termination and the applicable Bonus prorated and paid as described above.

COMPENSATION PURSUANT TO PLANS

         STOCK OPTION PLANS. Prior to December 12, 1994, the Company had three stock option plans under which options could be granted: the 1985 Non-qualified Stock Option Plan, the 1992 Non-qualified Stock Option Plan and the 1992 Incentive Stock Option Plan (the "Prior Plans").

On December 12, 1994, the stockholders of the Company approved its 1994 Performance Stock Option Plan (the "New Plan"). No options to purchase Shares were granted to directors or executive officers under the Prior Plans during 1994 and all future options will be granted under the New Plan. Options to purchase 900,000 Shares were granted to directors or executive officers under the New Plan during 1994.

         EMPLOYEE BENEFIT PLANS. The Company maintains a defined contribution pension plan covering substantially all of its employees, including all executive officers. Eligible employees may contribute up to 15% of their salaries, not to exceed a government established maximum. Company contributions are the sum of the Company's match of the first 2% of the employee's elective contribution and a discretionary contribution of up to 2% of the salaries of all employees eligible under the plan. Company contributions vest over a seven-year period. During 1994 the Company's contribution to the 401(k) Plan was $165,000.

         The Company maintains a voluntary defined contribution plan covering substantially all of its employees in Canada (the "Canadian Plan"). Eligible employees may contribute up to 2 1/2% of their wages eligible under the Canadian Plan and the Company will match the contribution up to 2-1/2%. Eligible employees may contribute additional amounts in excess of the 2-1/2%, but they are not matched by the Company. For the period from December 14, 1994 to December 31, 1994, the Company's contributions were $5,000.


COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

         There are no "interlocks," as defined by the Securities and Exchange Commission with respect to any member of the Compensation Committee. The following non-employee directors served on the Compensation Committee during fiscal 1994: Richard S. Collins, Andrew P. Kerr and John W. Rich.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         Currently, Mr. Barber, Chief Executive Officer of the Company, is compensated pursuant to the Barber Agreement. See "Employment Agreements--Albert F. Barber." During 1994, Mr. Stuart served as Chief Executive Officer from January 1, 1994 until December 13, 1994 pursuant to an employment agreement whereby he was entitled to receive an annual salary of $200,000 per year. In addition, Mr. Stuart was eligible to receive cash and grants of options to purchase Shares, but did not receive any such bonuses or option grants during 1994.

         Messrs. Rich, Kerr and Collins served on the Compensation Committee from January 1, 1994 to December 13, 1994 but resigned as directors of the Company effective December 13, 1994 as a result of the Acquisition. The current members of the Compensation Committee are Messrs. Lewis, Ahn and Starr. The Compensation Committee did not meet in 1994.

         Other than the bonus paid to Mr. Barber, no bonuses or salary increases were given to executive officers in the calendar year ending December 31, 1994.

         Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to "covered employees." Covered employees are defined as the chief executive officer and the four most highly compensated officers. For the purpose of determining whether the $1,000,000 limitation is applicable the following do not count as remuneration:
(i) compensation paid on a commission basis, (ii) non-taxable fringe benefits,
(iii) payments to or from a tax-qualified pension plan, (iv) "performance based compensation" (as defined in Section 162(m)(4)(C) of the Code), and (v) payments made pursuant to a binding written contract in effect on February 17, 1994 and not modified in any material respect after such date prior to the grant of compensation. The Compensation Committee currently does not anticipate that any covered employee will be paid compensation by the Company in excess of $1 million in any year (including amounts that do not qualify as performance- based compensation under the Code). However, if compensation granted by the Compensation Committee exceeds $1,000,000 in any year and does not fall within any of the exceptions to the definition of remuneration, then the Company may lose part of the deductions it would otherwise be entitled to take with respect to covered employees.

                                        COMPENSATION COMMITTEE:

                                            Perry J. Lewis
                                            Sangwoo Ahn
                                            Ira Starr

REPORTS UNDER SECTION 16(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ and to furnish the Company with copies.

         Based solely on its review of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG STUART ENTERTAINMENT, INC., NASDAQ
                        STOCK MARKET AND A GROUP OF PEER
                      COMPANIES ENGAGED IN THE MANUFACTURE
                              OF GAMING PRODUCTS.



                              [PERFORMANCE GRAPH]

            Date             Company Index    Market Index      Peer Index

         12/29/89               100.000         100.000           100.000
         01/31/90                83.721          91.340            88.397
         02/28/90               102.326          93.858            88.065
         03/30/90                93.023          96.581            92.883
         04/30/90                97.674          93.424            88.292
         05/31/90               111.628         102.249            88.605
         06/29/90               125.581         102.995            81.917
         07/31/90               139.535          97.817            77.100
         08/31/90               116.279          85.460            65.006
         09/28/90                93.023          77.356            51.681
         10/31/90                93.023          74.309            41.975
         11/30/90                93.023          81.399            45.679
         12/31/90               111.628          84.926            44.449
         01/31/91                74.419          94.339            58.154
         02/28/91               134.884         103.414            75.750
         03/28/91               148.837         110.333            83.440
         04/30/91               176.744         111.033            96.819
         05/31/91               176.744         116.129           111.902
         06/28/91               213.954         109.056           104.918
         07/31/91               241.860         115.511           122.360
         08/30/91               195.349         121.253           134.178
         09/30/91               195.349         121.696           130.625
         10/31/91               186.047         125.731           158.312
         11/29/91               232.558         121.517           161.214
         12/31/91               223.256         136.351           196.147
         01/31/92               325.582         144.324           223.673
         02/28/92               316.279         147.593           262.414
         03/31/92               409.302         140.627           288.538
         04/30/92               353.488         134.594           240.768
         05/29/92               362.791         136.343           237.820
         06/30/92               316.279         131.013           229.548
         07/31/92               344.186         135.650           295.446
         08/31/92               311.628         131.505           299.628
         09/30/92               362.791         136.393           305.801
         10/30/92               325.582         141.766           328.943
         11/30/92               334.884         153.044           383.552
         12/31/92               306.977         158.679           420.257
         01/29/93               320.930         163.196           458.718
         02/26/93               269.768         157.109           417.662
         03/31/93               269.768         161.655           445.825
         04/30/93               269.768         154.757           423.942
         05/28/93               297.674         164.002           511.495
         06/30/93               288.372         164.760           525.346
         07/30/93               241.861         164.957           465.425
         08/31/93               288.372         173.481           510.528
         09/30/93               241.861         178.647           549.446
         10/29/93               232.558         182.668           524.016
         11/30/93               232.558         177.229           461.325
         12/31/93               213.954         182.168           458.769
         01/31/94               195.349         187.689           447.143
         02/28/94               204.651         185.979           456.951
         03/31/94               195.349         174.527           432.030
         04/29/94               148.837         172.264           405.303
         05/31/94               167.442         172.694           348.102
         06/30/94               195.349         166.399           293.635
         07/29/94               195.349         169.811           300.337
         08/31/94               176.744         180.630           355.974
         09/30/94               195.349         180.171           328.852
         10/31/94               204.651         183.681           305.463
         11/30/94               176.744         177.571           274.205
         12/30/94               167.442         178.114           278.098

                                 PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board, upon recommendation of the Audit Committee, has selected Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1995. Representatives of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         Although it is not required to do so, the Board is submitting its selection of the Company's independent auditors for ratification by the stockholders at the Meeting, in order to ascertain the views of stockholders regarding such selection. Whether the proposal is approved or defeated the Board may reconsider its selection.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of outstanding Shares as of August 31, 1995 by (i) each person who is known by the Company to own beneficially five percent or more of the outstanding Shares, (ii) the Company's directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year and (iii) all directors and executive officers as a group.

                                                 SHARES             PERCENT
                                              BENEFICIALLY            OF
NAME                                            OWNED(1)             CLASS
- ----                                            -----                -----
Leonard A. Stuart                             1,351,887              19.9%
  c/o Stuart Entertainment, Inc.
  3211 Nebraska Avenue
  Council Bluffs, Iowa 51501

Albert F. Barber                                525,000               7.3%
  c/o Stuart Entertainment, Inc.
  3211 Nebraska Avenue
  Council Bluffs, Iowa 51501

Timothy R. Stuart                               288,000               4.1%

Clement F. Chantiam                                67,332             1.0%

Perry Lewis(2)                                  3,915,735            52.4%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut 06830

Ira Starr(2)                                    3,907,935            52.3%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut 06830

Sangwoo Ahn(2)(3)                               3,940,435            52.5%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut 06830

Bingo Holdings, Inc.                            3,905,435            52.3%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut  06830

All executive officers and directors
  as a group (14 persons)                       6,383,202(1)         77.7%


__________________________________

(1) Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated. The foregoing share amounts include the following number of Shares which may be acquired pursuant to stock options or warrants exercisable within 60 days of August 31, 1995: Mr. Barber, 525,000 Shares; Mr. Leonard A. Stuart, 110,000 Shares; Mr. Timothy R. Stuart, 265,000 Shares; Mr. Chantiam, 42,332 Shares; Mr. Lewis, 775,000 Shares; Mr. Ahn, 775,000 Shares; Mr. Starr 775,000 Shares; Bingo Holdings, Inc., 775,000 Shares; and all executive officers and directors as a group, 1,845,780 Shares. (2) Includes 3,130,435 shares owned by Bingo Holdings, Inc. and 775,000 Shares owned by Bingo Holdings, Inc. pursuant to a currently exercisable warrant. Bingo Holdings, Inc. is a subsidiary of MLGA Fund II, L.P. The general partner of MLGA Fund II, L.P. is MLGAL Partners, L.P.
Messrs. Lewis, Starr and Ahn are general partners of MLGAL Partners, L.P. and are deemed to beneficially own these Shares. Messrs. Lewis, Starr and Ahn disclaim any beneficial interest in all Shares owed by Bingo Holdings, Inc. (3) Includes 15,000 Shares owned by Mr. Ahn's children and 10,000 Shares owned by a family limited partnership of which Mr. Ahn is a general partner. Mr. Ahn disclaims any beneficial interest in all Shares owned by his children and the family limited partnership.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF BINGO PRESS & SPECIALTY LIMITED

         The Acquisition was consummated on December 13, 1994 at which time the Company acquired all the issued and outstanding capital stock of LSA from Mr. Stuart, who at the time of the Acquisition owned all of the issued and outstanding stock of LSA and was the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the terms of the LSA Agreement, the Company paid Mr. Stuart an aggregate purchase price of $35,000,000 which was paid as follows: $30,000,000 in cash, issuance of a warrant to purchase 100,000 Shares at an exercise price of $5.75 per share and the issuance of a senior subordinated note of the Company in the principal amount of $5,000,000, which bears interest at 10% and matures on March 31, 2000. Subsequent to the Acquisition and pursuant to the results of a post-closing audit, the Company is obligated to pay Mr. Stuart an additional $1,642,000 as a purchase price adjustment. The Company has paid Mr. Stuart $720,000 of the purchase price adjustment and the remaining balance will accrue interest at 2 1/4% over the prime rate shown in The Wall Street Journal.

         Prior to the Acquisition, Mr. Stuart was the sole shareholder of LSA which was the majority shareholder of Bazaar. The Company and Bazaar sell merchandise to each other in the normal course of business. Prices for sales to and purchases from Bazaar were reviewed by the IDC to ensure that prices are fair and reasonable when compared to the general level of prices existing within the bingo industry. During the period ended December 13, 1994, the Company had sales totaling $1,521,000 to Bazaar and its Canadian affiliates. Purchases from Bazaar and its Canadian affiliates totaled $713,000 during the same period.

KENNETH STUART

         Kenneth Stuart ("K. Stuart") is the brother of Mr. Stuart. K. Stuart is retained by the Company as an independent consultant for sales, marketing and product development of ink products. During 1994, K. Stuart earned commissions totaling approximately $292,000.

         In 1991, the Company accepted a promissory note from K. Stuart in the amount of $270,000 in satisfaction of the net amount owed the Company by K. Stuart and Ken Stuart Corporation, Inc. as of January 31, 1991. The promissory note was paid in full in November 1994.

OTHER TRANSACTIONS

         In October 1992, the Company sold the assets of its retail branch in Hollywood, Florida to Bingo Video Entertainment, Inc. ("Bingo Video"), a company owned by a brother-in-law of Mr. Stuart. In exchange for assets sold, the Company received a promissory note ("Bingo Video Note") totaling $261,629. The Bingo Video Note bears interest at a rate of one percent above the Company's borrowing rate on its short-term line of credit, is collateralized by the assets of Bingo Video and is guaranteed by Mr. Stuart's brother-in-law and Len Stuart & Associates, Inc., a U.S. company owned by Mr. Stuart. The principal balance of the Bingo Video Note at December 31, 1994 was $203,000. Sales to Bingo Video in 1994 totaled approximately $572,000.

                            SOLICITATION OF PROXIES

         This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Company. The Company will reimburse banks and brokers who hold Shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such Shares. To obtain the necessary representation of stockholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material.

                                 ANNUAL REPORT

         The Annual Report of the Company for the 1994 fiscal year, including a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission, has been mailed to stockholders along with this Proxy Statement.

                                 OTHER MATTERS

         The Company is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

         Any stockholder who intends to submit a proposal at the 1996 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to the Company for consideration no later than January 15, 1996. Such proposals should be sent to the Corporate Secretary of the Company at 3211 Nebraska Avenue, Council Bluffs, Iowa 51501.

                      NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

         Please advise the Company whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                        By Order of the Board of Directors


                                    /s/ Michael A. Schalk
                                        Michael A. Schalk, Secretary

Council Bluffs, Iowa
August 31, 1995

PROXY

                          STUART ENTERTAINMENT, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          STUART ENTERTAINMENT, INC.

        The undersigned hereby appoints Paul C. Tunink and Michael A. Schalk, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all Shares of the $.01 par value common stock of Struart Entertainment, Inc. (the "Company") with the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 5, 1995 (the "Meeting"), or at any and all postponements, continuations or adjournments thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE PROPOSAL TO ELECT SIX DIRECTORS TO THE BOARD OF DIRECTORS, AND (ii) FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.


         PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY



/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH ITEM.

                                                                                                    FOR     AGAINST     ABSTAIN
1. Election of Directors.                                   2. Ratify the Board of Directors        / /       / /         / /
                                                               selection of Deloitte &
NOMINEES: Perry J. Lewis, Sangwoo Ahn, Ira Starr,              Touche LLP to serve as the
          Leonard A. Stuart, Albert F. Barber                  Company's independent auditors
          Timothy Stuart.                                      for the fiscal year ending
                                                               December 31, 1995
               FOR           WITHHELD                                                               FOR     AGAINST     ABSTAIN
               / /             / /                          3. To transact such other               / /       / /         / /
                                           MARK HERE           business as may properly come
                                           FOR ADDRESS  / /    before the Meeting and at any
/ /___________________________________     CHANGE AND          and all postponements or any
For all nominees except as noted above     NOTE BLOW           adjournments thereof.


                                                         IMPORTANT before returning the Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                                                         Signature: ______________________________________  Date _________________

                                                         Signature: ______________________________________  Date _________________
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